UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2011 (June 1, 2011)

SUBAYE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34660	35-2089848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A536-537, 13 Block, 232 Waihuandong Road,
Xiaoguwei Street,
University City,
Guangzhou GD
510006 China
 (Address of principal executive offices) (Zip Code)

(86) 20 3934 0180
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

The information contained in Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2011, the Board of Directors (the “Board”) of Subaye, Inc. (the “Company”) appointed Alexander Holtermann, the Company’s current Chief Executive Officer and a member of the Board, to serve as the Company’s President, effective as of June 1, 2011.  There are no arrangements or understandings between Mr. Holtermann and any other person pursuant to which he was selected to serve as the Company’s President.  Biographical and other information regarding Mr. Holtermann can be found in the Company’s Current Report on Form 8-K, which was filed with the United States Securities and Exchange Commission on May 17, 2011.

In connection with Mr. Holtermann’s appointments as the Company’s Chief Executive Officer and President, Mr. Holtermann and the Company entered into an employment agreement, effective May 12, 2011, pursuant to which Mr. Holtermann will be paid an annual salary of US$80,000.  Mr. Holtermann will also receive a sign-on bonus of 150,000 shares of the Company’s common stock, par value $0.001 (the “Common Stock”), and will receive a minimum annual bonus of 100,000 shares of Common Stock.  A copy of Mr. Holtermann’s employment contract is attached hereto as Exhibit 10.1.

On June 1, 2011, the Board also appointed Jacqueline Ng, age 30, to serve as the Company’s Chief Financial Officer and Secretary, as well as a member of the Board, effective June 1, 2011.

Ms. Ng has worked as a company accountant in Australia, Hong Kong and China.  Based in China and Hong Kong since 2006, Ms. Ng has provided investment analysis, GAAP advisory services and consultancy to China-based public companies and government.  Since 2007, Ms. Ng has worked as an investment analysis consultant to Hui Land Group, a partnership of a private Chinese company and a top-tier Hong Kong listed public company. Ms. Ng has also acted as Assistant to the Chairman for the China Council for the Promotion of International Trade and the China Chamber of International Commerce since 2010, and served as a director for Empire Stores Pty Ltd., an Australian company, from 2001 to 2010.  Her expertise includes financial management and strategy, corporate governance, and public and investor relations. Ms. Ng is fluent in both English and Chinese and has specialized in implementing cohesive corporate management strategies for east-west partnerships.

In connection with Ms. Ng’s appointments, Ms. Ng and the Company entered into an employment agreement, dated May __, 2011, pursuant to which Ms. Ng will be paid an annual salary of US$60,000.  Ms. Ng will also receive a sign-on bonus of 150,000 shares of the Company’s Common Stock, and will receive a minimum annual bonus of 100,000 shares of Common Stock.  A copy of Ms. Ng’s employment agreement is attached hereto as Exhibit 10.2.

There are no family relationships between Ms. Ng and any director, executive officer or director or executive officer nominee of the Company.  There has been no transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which Ms. Ng and the Company were or are to be a participant and the amount involved exceeds $120,000.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement, dated June 1, 2011, by and between the Company and Alexander Holtermann.
10.2	Employment Agreement, dated June 1, 2011, by and between the Company and Jacqueline Ng.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 2, 2011

SUBAYE, INC.

By: /s/ Alexander Holtermann Name: Alexander Holtermann Title: Chief Executive Officer